                                    AGREEMENT


                  AGREEMENT made this 17th day of September 1998, by and between GRAHAM-FIELD HEALTH PRODUCTS, INC., a Delaware corporation (the "Company"; the Company and its "affiliates" (as hereinafter defined) are collectively referred to hereinafter as the "Company"), with offices at 400 Rabro Drive East, Hauppauge, New York 11788, ANDREW A. GIORDANO who resides at 1811 South 24th Street, Arlington, Virginia 22202-1534 (the "Consultant"), and The Giordano Group, Ltd. (the "Giordano Group").

                              W I T N E S S E T H:

                  WHEREAS, the Consultant was formerly employed as the President and Chief Operating Officer of the Company pursuant to an employment agreement dated as of April 17, 1998 (the "Employment Agreement");

                  WHEREAS, the Consultant and the Company entered into an agreement dated as of February 2, 1998, relating to certain termination benefits in the event of a change of control of the Company (the "Change of Control Agreement");

                  WHEREAS, a dispute arose in connection with the termination of employment of the Consultant under the terms and provisions of the Employment Agreement;

                  WHEREAS, the parties desire to resolve such dispute upon the terms and conditions contained herein;

                  WHEREAS, the Company and the Giordano Group desire that the Giordano Group provide certain consulting services to the Company upon the terms and conditions contained herein;

                  WHEREAS, all consulting services provided by the Giordano Group will be provided exclusively by the Consultant;

                  WHEREAS, the term "affiliate" shall have the meaning ascribed to such term in Rule 405 of the Securities Act of 1933, as amended, and shall include, but not be limited to, the Company and each of its direct and indirect subsidiaries.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                  1. AGREEMENT TO TERMINATE. The Consultant and the Company hereby confirm and agree that the Consultant's former positions as President and Chief Operating Officer of the Company, and all former directorships with the Company were hereby terminated as of June 12, 1998 (the "Termination Date").

                  2. TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL AGREEMENT. The Company and the Consultant hereby confirm and agree that the Employment Agreement and the Change of Control Agreement were terminated effective as of the Termination Date, and the Consultant shall not be entitled to receive any payments or benefits payable under the Employment Agreement and the Change of Control Agreement.

                  3. STOCK OPTIONS. All stock options granted to the Consultant prior to the date hereof pursuant to the Corporation's Incentive Program, as amended (the "Incentive Program"), will expire in accordance with their terms as set forth on Exhibit I attached hereto without any modification to the terms and provisions of the related stock option agreements (the "Stock Option Agreements").

                  4. TERM OF CONSULTANCY. Subject to the terms and provisions contained herein, the Giordano Group hereby agrees to provide consulting services (the "Consultancy") to the Company as provided herein for a period of four (4) years (the "Term") commencing on September 17, 1998 (the "Effective Date"), unless terminated earlier pursuant to Section 7 of this Agreement. All consulting services provided by the Giordano Group will be provided exclusively by the Consultant.

                  5. COMPENSATION. For all services rendered by the Consultant hereunder, the Giordano Group shall receive the following:

                           (a) During the Term, the Company shall pay a
                  consulting fee of $75,000 per year (each, a "Consulting Fee" and, collectively, the "Consulting Fees"), with the first payment of $75,000 (the "Initial Payment") to be paid upon execution of the Agreement. Thereafter, on each of the three
                  (3) anniversary dates following the Effective Date, the Giordano Group will be paid a Consulting Fee of $75,000.

                           (b) During the Term, the Company shall reimburse the
                  Giordano Group against receipts for reasonable business expenses incurred by him in connection with the Consultancy, subject to the submission of reasonable documentation in accordance with the Company's standard practice to substantiate expenses.

                  6. DUTIES. During the Term, the Giordano Group shall cause the Consultant to act as a consultant to the Company's Corporate Governance Committee. The Giordano Group will cause the Consultant to provide such consulting services as reasonably requested by the Chief Executive Officer or President of the Company from time to time upon reasonable prior notice; provided, however, in no event shall the Consultant be required to spend more than ten (10) calendar days (the "Consulting Days") per month during the Term for the performance of the duties and assignments as described herein. As used herein, a Consulting Day shall be defined as seven
(7) hours. If the Consultant spends more than ten (10) Consulting Days in any month during the Term in connection with the performance of the duties and assignments as described herein, the additional time in excess of the ten (10) Consulting Days per month shall be billed to the Company at the rate of $175 per hour. Any unused Consulting Days in any month during the Term shall be forfeited by the Company. Any consulting performed at any location other than the Consultant's residence shall include reasonable travel time to and from each location. Any time spent in connection with any litigation relating to the Company, which time is spent at the request of the Company, shall be treated as time provided pursuant to Section 6 of this Agreement and deemed part of a Consulting Day. Consulting services shall be performed either at the Consultant's offices in Arlington, Virginia, the Company's corporate offices, or such other facilities as mutually agreed upon between the parties. Such duties and assignments shall include, but not be limited to, assisting in the monitoring of the Company's cost reduction and profit improvement programs, reviewing and commenting on the Company's MIS systems, accounting and internal controls, and business strategies and strategic direction of the Company.

                  7.       TERMINATION OF CONSULTANCY.

                           (a) The Consultancy hereunder may be terminated under the following circumstances:

                                    (i) In the event of the death of or
                           adjudicated incompetency or adjudicated insanity of the Consultant during the Term, the Consultancy and all benefits and fees payable hereunder shall terminate on the date of death or adjudication of incompetency or adjudicated insanity of the Consultant.

                                    (ii) The Company may terminate the
                           Consultancy at any time for Cause. For purposes of this Agreement, the term "Cause" shall mean: (A) gross negligence of the Consultant or the Giordano Group in the performance of its duties, (B) willful neglect of the duties of the Giordano Group or the Consultant which continues after written notice to the Giordano Group and the Consultant by the Company,
                           (C) the commission of any felony by the Giordano Group or the Consultant involving violence, drugs, dishonesty or a breach of trust, (D) any misappropriation by the Giordano Group or the Consultant of any property to the Company (whether or not a felony or misdemeanor), or any embezzlement of the Company's property, (E) the material breach by the Giordano Group or the Consultant of any of the terms, provisions and covenants contained in this Agreement which remains uncured ten (10) days after written notice of such breach to the Giordano Group and the Consultant by the Company.

                                    (iii) In the event the Company is sold or
                           merged with and into another company (the "Sale Transaction") during the Term, the Consultancy shall terminate effective as of the closing date of the Sale Transaction.

                           (b) Upon any termination of the Consultancy under
                  Sections 7(a)(i) or 7(a)(ii), the Giordano Group shall be entitled to receive solely all amounts and benefits to be paid or provided by the Company under Section 6 of this Agreement to the date of such termination.

                           (c) Upon any termination of the Consultancy under
                  Section 7(a)(iii), the Giordano Group shall be paid the balance of the Consulting Fees under the Term, discounted at a rate of six (6) percent per year within 30 days following the closing of the Sale Transaction. For purposes of the preceding sentence, the discounting of the Consulting Fees shall commence from the date each of the Consulting Fees would have been due to the date payment is made.

                  8.       CONSULTANT COVENANTS.

                           8.1 CONFIDENTIAL INFORMATION. Each of the Giordano
Group and the Consultant expressly covenants and agrees that it will not at any time, directly or indirectly, use or permit the use of any trade secrets, confidential information, or proprietary information (including, without limitation, customer lists, costing information, technical information, software techniques, business plans, marketing data, financial information or similar items) of, or relating to, the Company (collectively, the "Confidential Information"), in connection with any activity or business, whether for its own account or otherwise (except solely the business of the Company, if and to the extent that the Giordano Group or the Consultant is then a consultant with the Company) and will not divulge such Confidential Information to any person, firm, corporation or other entity whatsoever. In the event the Consultant or the Giordano Group is requested pursuant to, or required by, applicable law or regulation or regulatory authority or by legal process to disclose any of the Confidential Information, the Consultant or the Giordano Group, as the case may be, hereby agrees to provide the Company with prompt written notice of such request or requirement in order to enable the Company to seek an appropriate protective order or other remedy, to consult with the Company with respect to taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Agreement. If in the absence of a protective order the Consultant or the Giordano Group, as the case may be, is compelled to disclose Confidential

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Information, the Consultant or the Giordano Group, as the case may be, may make such disclosure hereunder, provided that the Consultant or the Giordano Group, as the case may be, gives the Company written notice of the information to be disclosed as far in advance of its disclosure as is practicable. In any such event, the Consultant or the Giordano Group, as the case may be, will use its reasonable efforts to ensure that all Confidential Information that is so disclosed will be accorded confidential treatment. Any information which becomes known to the public without breach by the Consultant or the Giordano Group, as the case may be, of any of the terms hereof or of Consultant's or the Giordano Group's common law duties shall not be deemed to be Confidential Information.

                  8.2 OWNERSHIP BY COMPANY. Each of the Giordano Group and the Consultant acknowledges and agrees that all of its work product created, produced or conceived in response to specific projects assigned to it by the Company in writing shall be deemed work for hire and shall be deemed owned exclusively by the Company. Without limiting the generality of the foregoing, each of the Giordano Group and the Consultant agrees that the Company shall have and possess all proprietary rights, patent rights, copyright rights and trade secret rights as may exist in such work product or as which are inherent therein or appurtenant thereto. Each of the Giordano Group and the Consultant agrees to execute and deliver all documents required by the Company to document or perfect the Company's proprietary rights in and to such work product.

                  8.3 REMEDIES. In the event of the breach by the Giordano Group or the Consultant of any of the terms and conditions of Section 8 of this Agreement, then the Company shall be entitled, if it so elects, to institute and prosecute any proceedings in any court of competent jurisdiction, either in law or equity, for such relief as it deems appropriate, including, without limiting the generality of the foregoing, any proceedings to obtain provable damages for any breach of this Agreement, to enforce the specific performance thereof by the Giordano Group and/or the Consultant, as the case may be, or to obtain an injunction against the commission, threatened commission or continuance of any such breach or threatened breach without the necessity of proving actual damages or that damages would be inadequate or of posting a bond. In any such action, if the Company is successful, in whole or in part, the Giordano Group and/or the Consultant, as the case may be, shall further, as an element of the Company's damages, be liable for the reasonable attorney's fees and expenses of the Company in the prosecution of such action or proceeding.

                  8.4 COVENANTS NON-EXCLUSIVE. Each of the Giordano Group, the Consultant and the Company acknowledges and agrees that the covenants contained in this Section 8 shall not be deemed exclusive of any common law rights of such parties in connection with the relationships contemplated hereby; and that each of the Company, the Giordano Group and the Consultant shall have any and all rights as may be provided by law in connection with the relationships contemplated hereby.

                  9.       NON-DISPARAGEMENT; PUBLICITY.

                           Neither the Consultant, the Giordano Group, nor the
Company will at any time make any oral or written statement concerning the other to any person, company or agency which is disparaging or damaging to the personal or professional reputation of the Consultant or the Giordano Group, on the one hand, or the Company and/or any of its subsidiaries or affiliates (and their respective directors and officers), on the other, provided that the foregoing will not restrict any statement or revelation required by applicable law, regulation or judicial process (after advising and consulting with the other party about its intention to make, and the proposed content of such disclosure).

                  10.      RELEASES.

                  10.1 For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Giordano Group and the Consultant, to the extent permitted by applicable law, each of the Giordano Group and the Consultant knowingly, voluntarily and unconditionally hereby forever waives, releases and discharges, and covenants never to sue on, any and all claims, liabilities, causes of actions, judgments, orders, assessments, penalties, fines, expenses and costs (including without limitation attorneys' fees) and/or suits of any kind arising out of any actions, events or circumstances occurring before the date of this Agreement ("Claims") which the Consultant or the Giordano Group has, ever had or may have, or which the Consultant's heirs, executors, administrators and assigns, or any of them hereafter can, shall or may have, against the Company and/or any of its subsidiaries, shareholders, officers, directors, agents, affiliates, employee benefit plan fiduciaries, trustees and administrators, and employees, past or present, and their respective heirs, successors and assigns (collectively, the "Releasees"), including, without limitation, any Claims arising in whole or in part from any services provided by the Giordano Group, the Consultant's employment with the Company and/or any of its subsidiaries or affiliates under the Employment Agreement, the Change of Control Agreement, the Stock Option Agreements or the termination of the Consultant's employment with the Company or the manner of such termination; provided, however, that this Section 10 shall not apply to any of the obligations of the Company specifically provided for in or pursuant to this Agreement. This Agreement is intended as a full and final settlement and compromise of each, every and all Claims of every kind and nature, whether known or unknown, which have been or could be asserted against any of the Releasees, including, without limitation:

         (a) any Claims arising out of any employment agreement or other contract (including, without limitation, the Employment Agreement, the Change of Control Agreement or the Stock Option Agreements), side-letter, resolution, promise or understanding of any kind, whether written or oral or express or implied; and

         (b) any Claims arising under any federal, state or local civil rights, human rights, anti-discrimination, labor, employment, contract or tort law, rule, regulation, order or decision, including, without limitation, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act of 1990, 42 U.S.C.
                  Sections 12101 et seq., and Title VII of the Civil
                  Rights Act of 1964, 42 U.S.C. Sections 2000 et seq., and as each of these laws have been or will be amended.

                  10.2 For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company, to the extent permitted by applicable law, the Company on behalf of itself and its subsidiaries and affiliates knowingly, voluntarily and unconditionally hereby forever waives, releases and discharges, and covenants never to sue on, any and all Claims arising out of any actions, events or circumstances occurring before the date of this Agreement which the Company, its subsidiaries or affiliates has, ever had or may have, including, without limitation, any Claims arising in whole or in part from the Giordano Group's services to the Company, the Consultant's employment with, or acting as a director of, the Company and/or any of its subsidiaries or affiliates or the termination of the Consultant's employment with the Company or the manner of said termination; provided, however, that this Section 10.2 shall not apply to any of the obligations of the Giordano Group and the Consultant specifically provided for in or pursuant to this Agreement. This Agreement is intended as a full and final settlement and compromise of each, every and all Claims of every kind and nature, whether known or unknown, which have been or could be asserted against the Giordano Group and the Consultant and his respective heirs, successors and assigns.

                  10.3 Each of the Giordano Group and the Consultant acknowledges that the Consultant and the Giordano Group have carefully read and fully understands all of the terms of this Agreement, including without limitation the releases contained herein. Each of the Giordano Group and the Consultant further acknowledges that the Consultant and the Giordano Group have entered into this Agreement willingly, freely, without duress or coercion and after having had explained to it by counsel of its choice, its rights under all laws referred to in this Agreement and the terms and consequences of this Agreement. The Consultant also acknowledges that he has been given the opportunity to take at least twenty-one (21) days to consider and accept or reject this Agreement and has chosen to execute, deliver and agree to this Agreement as of the date of this Agreement. The Consultant agrees that the Consultant has been given a fair, reasonable and sufficient time to fully consider all of the terms of this Agreement. The Consultant may revoke the portion of this Agreement that relates to the release of any claim the Consultant may have under the Age Discrimination in Employment Act of 1967 (including, without limitation, the Older Workers Benefit Protection Act) at any time within seven (7) days after the date of execution of this Agreement by notifying the Company of such revocation in writing.

Notwithstanding the foregoing, no such revocation shall affect or alter any other term or provision of this Agreement or any other release granted hereunder, all of which shall survive any such revocation in accordance with their terms.

                  10.4 Except as specifically provided for in or pursuant to this Agreement, the Giordano Group and the Consultant shall not be entitled to any compensation, remuneration or other payments from the Company and/or the Company's subsidiaries or affiliates and the Company (and its subsidiaries and affiliates) shall have no further obligations to the Giordano Group and the Consultant, including without limitation under any contract, plan, agreement, understanding or resolution. Without limiting the foregoing, except as expressly provided for in or pursuant to this Agreement, the Giordano Group and the Consultant shall have no further rights and shall be entitled to no further benefits under the Employment Agreement or the Change of Control Agreement, which the Giordano Group and the Consultant agrees are superseded in all respects by this Agreement and shall be of no further force or effect on and as of the date hereof.

                  11.      LITIGATION COOPERATION.

                  The Consultant hereby agrees to cooperate with the Company in all reasonable respects with all litigations and other actions relating to the Company.

                  12.      GENERAL.

                  12.1 APPLICABLE LAW. This Agreement shall, in all respects, be governed by the laws of the State of New York without giving effect to conflicts of law principles.

                  12.2 SURVIVAL. In the event the Consultancy is terminated for any reason (including, but not limited to, the expiration of the Term or the Sale Transaction), the parties hereto agree that all other terms, provisions, covenants and agreements contained in this Agreement shall survive any termination of the Consultancy (including, but not limited to, Sections 8, 9, 10, 11, and 12 of this Agreement).

                  12.3 INDEPENDENT REPRESENTATION. Each of the Giordano Group and the Consultant acknowledges that it has had the opportunity to seek independent counsel and tax advice in connection with the execution of this Agreement, and the Consultant represents and warrants to the Company (a) that it has sought such counsel and advice as it has deemed appropriate in connection with the execution hereof and the transactions contemplated hereby; and (b) that it has not relied on any representation of the Company as to tax matters or as to the consequences of the execution hereof.

                  12.4 INDEMNIFICATION. The Company hereby agrees to indemnify and hold the Consultant and the Giordano Group harmless from and against any and all costs, expenses, liabilities, losses, damages, fines, penalties, judgments and amounts paid in settlement ("Losses"), that are incurred or suffered by or brought against or involve the Consultant and the Giordano Group and which are related to or arise from the Consultant's and the Giordano Group's services to the Company or services performed at the request of the Company. Notwithstanding the foregoing, the Company shall not be required to indemnify the Consultant or the Giordano Group in respect of Losses arising from the negligence or willful misconduct of the Giordano Group or the Consultant.

                  12.5 NOTICES. Any and all notices required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if delivered either personally, by facsimile transmission, same day delivery service, overnight expedited delivery service, or if deposited in the United States Mail, certified or registered, postage prepaid, return receipt requested. If notice is served personally, notice shall be deemed effective upon receipt. If notice is served by facsimile transmission, notice shall be deemed effective upon transmission, provided that such notice is confirmed in writing by the sender within one day after transmission. If notice is served by same day delivery service or overnight expedited delivery service, notice shall be deemed effective the day after it is sent, and if notice is given by United States mail, notice shall be deemed effective five days after it is sent. In all instances, notice shall be sent to the parties at the following addresses:

                           If to the Company:

                           Graham-Field Health Products, Inc.
                           400 Rabro Drive East
                           Hauppauge, New York  11788
                           Attention: Chairman of the Board and
                                            Chief Executive Officer

                           If to the Consultant:

                           Mr. Andrew A. Giordano
                           1811 South 24th Street
                           P.O. Box 2383
                           Arlington, VA   22202-1534

                           If to the Giordano Group:

                           The Giordano Group, Ltd.
                           1811 South 24th Street
                           P.O. Box 2383
                           Arlington, VA   22202-1534

                  Any party may change its address for the purpose of receiving notices by a written notice given to the other party.

                  12.6 MODIFICATIONS OR AMENDMENTS. No amendment, change or modification of this document shall be valid unless in writing and signed by all of the parties hereto.

                  12.7 WAIVER. No reliance upon or waiver of one or more provisions of this Agreement shall constitute a waiver of any other provisions hereof.

                  12.8 SUCCESSORS AND ASSIGNS. All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns. However, no party shall voluntarily assign any rights hereunder, or delegate any duties hereunder, except upon the prior written consent of the other.

                  12.9 SEPARATE COUNTERPARTS. This document may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and shall be one and the same instrument.

                  12.10 HEADINGS. The captions appearing at the commencement of the sections hereof are descriptive only and are for convenience of reference. Should there be any conflict between any such caption and the section at the head of which it appears, the substantive provisions of such section and not such caption shall control and govern in the construction of this document.

                  12.11 FURTHER ASSURANCES. Each of the parties hereto shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

                  12.12 SET-OFFS AND COUNTERCLAIMS. All payments due to the Giordano Group under the Consultancy shall be paid without any right of set-off or counterclaim by the Company, except in the event of any breach by the Giordano Group or the Consultant of any of the terms, provisions, covenants or agreements contained in this Agreement.

                  12.13 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement, and any and all prior agreements, understandings or representations are hereby terminated and canceled in their entirety.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GRAHAM-FIELD HEALTH                             THE GIORDANO GROUP LTD.
 PRODUCTS, INC.


By:  /s/ Paul Bellamy                           By:   /s/ Andrew A. Giordano
   ------------------------------                   ---------------------------
Name:  Paul Bellamy                             Name:   Andrew A. Giordano
      ---------------------------                     -------------------------
Title: President                                Title:  Principal
      ---------------------------                     -------------------------



                                                /s/ Andrew A. Giordano
                                                -------------------------------
                                                ANDREW A. GIORDANO